EXHIBIT 10.5
                        VFM VENTURE FUND MANAGEMENT, LLC
      205 Worth Avenue, Suite 201, P.O. Box 2753, Palm Beach, FL 33480-2753
                (561-624-4031, (877) HI-YIELD, Fax (561) 624-4032
                       e-mail - info@venturefundmgmt.com


Mr. Armand Dauplaise                                               June 29, 2000
President
Bio-One Corporation
290 Waymont Court, Suite 120
Lake Mary, Florida 32746

Dear Armand:

Venture Fund Management, LLC is pleased to provide this commitment letter according to the following terms and conditions.

INVESTMENT AMOUNT
ONE MILLION DOLLARS ($1,000,000)

PRICE PER SHARE
ONE DOLLAR ($1.00) OR A THIRTY- PERCENT (30%) DISCOUNT FROM THE DAILY AVERAGE BID PRICE OF THE FIRST THREE WEEKS AFTER THE STOCK BEGINS
TRADING PUBLICLY, WHICHEVER IS LOWER

CONTINGENCIES
A)   BIO-ONE CORPORATION MUST BECOME A PUBLICLY TRADED COMPANY.
B) A MINIMUM OF ONE MILLION DOLLARS ($1,000,000) OF ADDITIONAL CAPITAL MUST BE RAISED FROM OTHER SOURCES.
C) VENTURE FUND MANAGEMENT, LLC WILL HAVE THE OPTION OF BEING ELECTED TO ONE SEAT ON THE BIO-ONE CORPORATION BOARD OF DIRECTORS.
D)   VERIFICATION OF REPRESENTATIONS MADE BY BIO-ONE CORPORATION MANAGEMENT.
E) VFM ADVISORS IN BIOTECHNOLOGY PROVIDE FINAL UP-TO-DATE REVIEW AND APPROVAL OF THE INVESTMENT.

WARRANTS
A MAXIMUM OF ONE MILLION (1,000,000) SHARES AT ONE DOLLAR AND FIFTY CENTS ($1.50) PER SHARE AND WITH AN EXPIRATION DATE OF JUNE 30, 2002

COMMITMENT LETTER EXPIRATION: JUNE 30, 2001

We at Venture Fund Management, LLC believe that this will become a substantial growth investment for our firm and are excited about the successful future of Bio-One Corporation.

Sincerely,
/s/ Thomas Ross

Thomas Ross, CEO